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                                                                     EXHIBIT 5.1

August 4, 2000

FASTNET Corporation
Two Courtney Place - Suite 130
3864 Courtney Street
Bethlehem, PA 18017

         Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to FASTNET Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 2,998,000 shares (the "Shares") of Common Stock, no par value per share, which may be issued under the Company's Equity Compensation Plan, as amended and restated on June 23, 2000 (the "Plan").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Amended and Restated Articles of Incorporation of the Company, the Third Amended and Restated Bylaws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the following opinion:

         The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

         We are expressing the opinion above as members of the Bar of the Commonwealth of Pennsylvania and express no opinion as to any law other than the Pennsylvania Business Corporation Law (the "PBCL"), the applicable provisions of the Pennsylvania Constitution and the reported decisions interpreting the PBCL.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/  Morgan, Lewis & Bockius LLP